Consent of Independent Registered Public Accounting Firm

     We have issued our report dated June 25, 2004 accompanying the financial statements of Van Kampen Focus Portfolios, Taxable Income Series 7 as of April 30, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP

Chicago, Illinois
August 25, 2004